Exhibit 99.2

Truett - Hurst, Inc. FY15 Earnings Call September 24, 2015 NASDAQ: THST 1

2 Safe Harbor Statement This presentation (including the presentation and any subsequent questions and answers) contains statements that are forward - looking within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Such forward - looking statements are based on the current beliefs of Truett - Hurst, Inc . ’s management and are not guarantees of future performance . Any such forward - looking statements are and will be, as the case may be, subject to many risks, uncertainties, assumptions and factors relating to the operations and business environments of Truett - Hurst, Inc . and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward - looking statements . These risk factors, include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us ; significant competition ; any change in our relationships with retailers could harm our business ; we may not achieve or maintain profitability in the future ; the loss of key employees ; a reduction in our access to, or an increase in the cost of, the third - party services we use to produce our wine could harm our business ; credit facility restrictions on our current and future operations ; failure to protect, or infringement of, trademarks and proprietary rights ; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report or detailed in our periodic filings (including Forms 8 - K, 10 - K and 10 - Q) or other documents filed with the Securities and Exchange Commission . For more detailed information on us, please refer to our filings with the Securities and Exchange Commission, which are readily available at http : //www . sec . gov, or through the our Investor Relations website at http : //www . truetthurstinc . com . For additional information, see our annual report for the year ended June 30 , 2015 on Form 10 - K to be filed on or about September 28 , 2015 , or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results . We do not undertake to update any forward - looking statements unless otherwise required by law .

Agenda • Financial Update – CA Winecraft – FY15 vs. FY14 – FY15Q4 vs. FY14Q4 – Net Revenue Growth – P&L Recap – Select Balance Sheet Data – Ownership Structure • Business Update – Customer Update – Risks and Opportunities • Q&A 3

FINANCIAL UPDATE 4

CA Winecraft ― After watching the explosion in craft beer sales and the evolution from craft beers in bottles to cans, we developed CA Winecraft to target craft beer consumers who might also purchase craft wine coolers. ― Upon the completion of the initial designs and product formulas we presented the concept to several large U.S. retailers as an exclusive brand. ― The Kroger Company expressed strong interest and we signed a supply contract providing two - year exclusivity. ― In conjunction with the contract we worked with Kroger to estimate launch volumes, ongoing sales and initial production quantities. THI ultimately produced inventory to meet the estimated launch volumes and 3 - 4 months of estimated sales. ― The brand was launched in July 2015 on display racks in approximately 600 stores and on the shelf in approximately 1,000 stores which was well below the expectations that informed our production decisions. ― Retail sales volume failed to grow to the levels that both Kroger and THI estimated. ― Kroger is now planning to mark down the inventory they have in their stores in an effort to increase the rate of sale and help move through the stock with our distributors. ― We are not certain how these actions will impact the rate of sale; however, we do not anticipate that they will lead to additional purchase of our remaining inventory. As such we have booked an obsolescence reserve against our remaining inventory and have written off all production materials and other assets related to the brand. ― The $0.6 million of inventory related expense is included in cost of goods sold and the remaining $0.1 million is included as impairment of other assets. 5

FY15 vs. FY14 ― Revenue growth of 21 % with net sales of $26.6 million (an increase of $4.6 million versus prior year) ― 6.3% increase in Wholesale (FY15Q4 growth rate 43% versus prior - year Q4) ― 19.8% increase in DTC (FY15Q4 +19% versus prior - year Q4) ― 125.5% increase in Internet (FY15Q4 growth rate + 8% versus prior - year Q4, sequential decline) ― Overall gross margin percent declined to 33% from 34% (gross profit dollars of $1.3 million) ― Wholesale: 6.0 margin point decrease (7.5 margin point impact from Paperboy and CA Winecraft ) ― DTC: 2.2 margin point increase ― Internet: 8.9 margin point increase ― Operating expenses of $11.0 million ― $1.6 million increase in sales and marketing (significant variable costs associated with internet sales) ― $0.7 million increase in general and administrative (includes increased compensation costs and professional fees) ― $0.4 million impairment of goodwill and intangible assets related to The Wine Spies 6

FY15Q4 vs. FY14Q4 ― Revenue growth of 34.7 % with net sales of $7.4 million (an increase of $1.9 million versus prior - period quarter) ― 42.6% increase in Wholesale ― 19.0% increase in DTC ― 8.4% increase in Internet (anticipate this lower FY15Q4 revenue run rate to continue) ― Overall gross margin declined to 25.3% and gross profit dollars were flat at $1.9 million ($0.6 million inventory impairment reduced gross margin by 8.4 margin points) ― Wholesale: 8.3 margin point decline ― 11.1 margin point impact from CA Winecraft inventory reserve ― Adjusted for impact of reserve, 2.9 margin point improvement for wholesale ― DTC: gross margin unchanged vs. prior year - quarter at 63.4% ― Internet: 7.1 margin point increase ― Operating expenses of $3.0 million ― $0.2 million increase in sales and marketing ― $0.1 million increase in general and administrative ― $0.5 million of impairment of intangibles and goodwill 7

14,300 17,276 4,038 4,839 2,211 4,985 - 5,000 10,000 15,000 20,000 25,000 30,000 2014 2015 In Thousands Wholesale DTC Internet 8 Net Revenue Growth (adjusted for Paperboy impacts) Twelve Months ended June 30 Reported wholesale and consolidated growth rates have been negatively impacted by several items related to our Paperboy brand . In Q215, we recorded a sales contingency accrual which reduced sales by $0.6 million. Due to unavailability of paper bottles, w e h ave not been able to produce and therefore sell significant amounts of our Paperboy brand during FY15. The charts below highlight ou r segment and consolidated net sales after removing the impact of these Paperboy related items from each period. 21% 20% 125% Consolidated Growth w/out Paperboy items 32% $3.0 million in incremental wholesale net revenue • 50% from on - going brands (sold during 2014) • 30% from new retail exclusive brands (e.g. Sonoma Ranches, Republic of Wine, Stonegate Cabernet) • 20% from CA Winecraft (uncertain future) Composition of wholesale growth:

P&L Recap

	FY 14					FY 15					FY15 v FY 14	
	Q1	Q2	Q3	Q4	FY14	Q1	Q2	Q3	Q4	FY15	B / (W)	% Δ
Net sales before impact of loss contingency	$ 5,386	$ 5,996	$ 5,160	$ 5,515	$ 22,057	$ 6,482	$ 7,146	$ 6,152	$ 7,428	$ 27,208	$ 5,151	23.4%
Loss Contingency [1]	-	-	-	-	-	-	(582)	-	-	(582)	(582)	
Net Sales - Reported	5,386	5,996	5,160	5,515	22,057	6,482	6,564	6,152	7,428	26,626	4,569	20.7%
Gross profit before PB & CAW Items [1]	1,789	2,121	1,752	1,767	7,429	2,435	2,790	2,429	2,501	10,155	2,726	36.7%
PB & CAW Related Items [1]					-		(791)	-	(623)	(1,414)	(1,414)	
Gross profit - Reported	1,789	2,121	1,752	1,767	7,429	2,435	1,999	2,429	1,878	8,741	1,312	17.7%
Gross Margin % - Reported	*33%*	*35%*	*34%*	*32%*	*34%*	*38%*	*30%*	*39%*	*25%*	*33%*		
Gross Margin % - Adjusted	33%	35%	34%	32%	34%	38%	39%	39%	34%	37%		
Sales and marketing ex stock comp	1,048	1,321	1,337	1,434	5,140	1,482	1,758	1,845	1,699	6,784	(1,644)	-32.0%
Sales and Marketing stock comp	106	78	40	117	341	83	100	40	28	251	90	
	1,154	1,399	1,377	1,551	5,481	1,565	1,858	1,885	1,727	7,035	(1,554)	
General and administrative ex stock comp	728	579	602	696	2,605	888	707	780	747	3,122	(517)	-19.8%
General and administrative stock comp	8	9	11	67	95	55	105	75	75	310	(215)	
	736	588	613	763	2,700	943	812	855	822	3,432	(732)	
Other	-	(1)	400	88	487	2	-	10	473	485	2	
Total Operating Expenses	1,890	1,986	2,390	2,402	8,668	2,510	2,670	2,750	3,022	10,952	(2,284)	-26.3%
Income (loss) from Operations	$ (101)	$ 135	$ (638)	$ (635)	$ (1,239)	$ (75)	$ (671)	$ (321)	$ (1,144)	$ (2,211)	$ (972)	
Add: Stock Comp	114	87	51	184	436	138	205	115	103	561	125	
Add: Other	-	(1)	400	88	487	2	-	10	473	485	(2)	
Add: Paper Boy & CA Wine Craft Charges	-	-	-	-	-	-	791	-	623	1,414	1,414	
Income (loss) from Operations - Adjusted	**$ 13**	**$ 221**	**$ (187)**	**$ (363)**	**$ (316)**	**$ 65**	**$ 325**	**$ (196)**	**$ 55**	**$ 249**	**$ 565**	

(1) Loss contingency accrual & inventory impairment:

Sales return provision - included in net sales	582	0
Inventory Impairment & CAW Reserve - included in cost of goods	209	623
Total Gross Margin Impact	791	623

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10 Select Balance Sheet Data Q-O-Q 2015 2015 ; in Q3 Q4 WC Total Assets 35,071$ 33,903$ Total Liabilities 17,626 17,534 Total Equity 17,445 16,369 35,071 33,903 Cash and cash equivalents 2,072 1,679 Property & equipment, net 5,811 5,751 Major Working Capital Accounts A/R 2,349 2,797 (448) Inventories 22,269 22,127 142 Bulk Wine Deposit 1,122 345 777 AP & Accrueds 4,236 4,176 (60) 411 Interest Bearing Debt Credit facilities 8,865 9,034 Other Interest Bearing Debt 3,736 3,640 12,601 12,674

11 Ownership Structure Activity during Q4FY15: • 70,000 options granted HDD LLC Ownership Class A Shares (Fully Diluted) Members THI Total Outstanding Unconverted LLC Units Equity Incentives Total As of Initial Public Offering 4,102,644 2,700,000 6,802,644 2,700,000 4,102,644 252,000 7,054,644 60.3% 39.7% 100.0% 38.3% 58.2% 3.6% 100.0% Changes through 6/30/15: LLC Conversions (1,111,318) 1,111,318 0 1,111,318 (1,111,318) 0 0 Vesting of Equity Incentives Outstanding @ IPO Date 0 0 0 112,000 0 (112,000) 0 Post IPO Equity Incentives Equity Incentives Granted - RSA / RSU 0 0 0 0 0 131,629 131,629 Equity Incentives Granted - Options 0 0 0 0 0 220,000 220,000 Equity Incentives Vested 0 0 0 86,802 0 (86,802) 0 0 0 0 86,802 0 264,827 351,629 As of 6/30/15 2,991,326 3,811,318 6,802,644 4,010,120 2,991,326 404,827 7,406,273 44.0% 56.0% 100.0% 54.1% 40.4% 5.5% 100.0% Equity Market Capitalization based on June 30, 2015 Class A common stock closing price of $2.28 15,963,296$ Calculated using 4,010,120 Class A common shares outstanding and 2,991,326 LLC units convertible to Class A common stock as of June 30, 2015

BUSINESS UPDATE 12

Customer Updates • The Kroger Company – Disappointing execution and customer acceptance of CA Winecraft – Sonoma Ranches brand in stores and selling well • Albertsons/Safeway – Acquisition is complete – moved from corporate control to regional control – #1 or #2 grocer in every market in the US • Target Corporation – Republic Of Wine – initial strong success – 3 new items for OND (Champagne, CdR , and Chardonnay) • Total Wines & More – L4Q’s growth in retail sales = +33% (9 - 1 - 15) – Working with ownership and new buying team to continue to increase sales on existing skus • Trader Joe’s – Dearly Beloved selling well – Sauvignon Republic renewed for another year – Invitation for new product proposals • Colby Red – Targeting crossing $1 million in lifetime heart health charity donations – New support from distributors – Founding retailer, Walgreen’s, set for ongoing promotions • Three Tier Brands – Investigating exclusive brand options 13

Market Risks & Opportunities • Market Risks – The Wine Spies • Loss of major internet partner • Moving back to previous sales volumes – Three Tier Distribution • THI moving to exclusive brands • Market Opportunities – Large retail partners are focused on wine category to support aggressive growth targets – Retailers control shelf space and promotions • Opportunity to build “brands” – Private label/Control brands taking share • TJ’s, Total, The Kroger Co. significant share of category • Target, Albertsons - Safeway – more emphasis – Light 2015 harvest should help maintain pricing – Consumers seeking innovation/new brands 14

Q & A 15

16 APPENDIX I. Contact Information II. Conference Call Playback Information

Appendix I - Contact Information 17 Phillip L. Hurst Chief Executive Officer, President Email: phil@truetthurst.com T: 707.431.4408 M: 707.318.7480 Paul A. Forgue Chief Financial Officer & Chief Operations Officer Email: paul@truetthurst.com T: 707.431.4423 M: 707.494.3452 www.truetthurstinc.com ir@truetthurstinc.com

Appendix II – Call Playback Information Webcast/PowerPoint/Replay available at: http://www.truetthurstinc.com/index.php?s=151&cat=3 Replay available until October 1, 2015. 18